UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 4, 2006 (April 21, 2006)
Date of Report (Date of Earliest Event Reported)

Golden Health Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-25845	87-0385103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 979, 9/F, HITEC, 1 Trademart Drive, Kowloon Bay, Hong Kong
(Address of principal executive offices)

+852 3580 0105
(Registrant’s telephone number, including area code)

_________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Change in Registrant’s Certifying Accountant.

Effective April 21, 2006, the Board of Directors of Golden Health Holdings, Inc. (the “Company”) dismissed Madsen & Associates CPA’s, Inc. (“Madsen”) as its independent auditors and approved the engagement of Jeffrey Tsang & Co., Certified Public Accountants (“Jeffrey Tsang”), Hong Kong of Unit B, 15/F., Englong Commercial Building, 184 Nathan Road, Kowloon, Hong Kong as Madsen’s replacement. The decision to change auditors was approved by the Company's Board of Directors.

Madsen was the auditor of record for the Company’s fiscal year ended September 30, 2005 and the interim period through April 21, 2006. Madsen did not audit or provide any other services to the Company for the fiscal year ended September 30, 2004. For the fiscal year ended September 30, 2005, Madsen’s report on the financial statements of the Company did not contain an adverse opinion or a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope, or accounting principles. For the fiscal year ended September 30, 2005 and the interim period through April 21, 2006, there were no disagreements with Madsen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

During the past two fiscal years through April 21, 2006, Jeffrey Tsang was not consulted on the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements.

The Company has provided a copy of this disclosure to Madsen and requested Madsen to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Madsen agrees with the statements made by the Company in this report, and, if not, stating the respects in which they do not agree. A copy of Madsen’s response is filed as Exhibit 16 to this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2006

GOLDEN HEALTH HOLDINGS, INC.

By:	/s/ Hoi-ho Kiu
Name: Hoi-ho Kiu
Title: Chief Executive Officer